EXHIBIT 99.1

ASIX INC.

INDEPENDENT AUDITOR'S REPORT
and
FINANCIAL STATEMENTS

DECEMBER 31, 2005

C E R T I F I E D P U B L I C A C C O U N T A N T S

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
ASIX Inc.

We have audited the accompanying balance sheet of ASIX Inc. (an S Corporation) as of December 31, 2005 and the related statements of operation and other comprehensive income, stockholders' equity and cash flows for the year then ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in certain circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASIX Inc. as of December 31, 2005 and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles generally accepted in the United States of America.

Seattle, Washington
April 5, 2006

A member of
Moores Rowland International
an association of independent
accounting firms throughout
the world

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ASIX INC.
BALANCE SHEET
DECEMBER 31, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,395,524
Accounts receivable	856,952
Total current assets	3,252,476

PROPERTY AND EQUIPMENT, net	50,000

OTHER ASSETS
Deposits and other assets	43,384
Retainer receivable	148,855
Investment in marketable securities	103,023
295,262
Total assets	$3,597,738

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$106,497
Accrued liabilities	62,780
Deferred revenue	299,632
Total current liabilities	468,909

OTHER LIABILITIES
Royalty payable	500,000
Deferred rent liability	35,733
535,733
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY
Common stock, $1 par value, 100,000 shares authorized,
53,000 shares issued and outstanding	53,000
Additional paid-in capital	562,300
Accumulated other comprehensive income	3,963
Retained earnings	1,973,833
Total stockholders' equity	2,593,096
Total liabilities and stockholders' equity	$3,597,738

See accompanying notes.	2

ASIX INC.
STATEMENT OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 2005

REVENUE
Professional services	$1,914,769
Software maintenance	4,301,986
Software licenses	1,148,855
7,365,610

COST OF REVENUES
Professional services	1,515,241
Software products and services	1,122,919
2,638,160

GROSS PROFIT	4,727,450

OPERATING EXPENSES
Sales and marketing	258,132
General and administrative	1,644,215
Research and development	1,594,163
3,496,510

INCOME FROM OPERATIONS	1,230,940

INTEREST INCOME	49,006

NET INCOME	$1,279,945

UNREALIZED GAIN ON MARKETABLE SECURITIES	$2,107

TOTAL COMPREHENSIVE INCOME	$1,282,052

See accompanying notes.	3

ASIX INC.
STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 2005

	Common Stock		Additional	Accumulated Other		Total
		Par	Paid-in	Comprehensive	Retained	Stockholders'
	Shares	Value	Capital	Income	Earnings	Equity

Balance, December 31, 2004	53,000	$53,000	$562,300	$1,856	$1,273,888	$1,891,044

Net income	-	-	-	-	1,279,945	1,279,945

Distributions	-	-	-	-	(580,000)	(580,000)

Unrealized gain on
marketable securities	-	-	-	2,107	-	2,107

Balance, December 31, 2005	53,000	$53,000	$562,300	$3,963	$1,973,833	$2,593,096

See accompanying notes.	4

ASIX INC.
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,279,945
Adjustments to reconcile net income to net cash from operating activities
Depreciation and impairment	62,236
Loss on impairment	33,188
Change in assets and liabilities
Accounts receivable	(447,893)
Retainer receivable	(148,855)
Accounts payable	30,632
Accrued liabilities	52,123
Deferred revenue	(256,091)
Royalties payable	500,000
Deferred rent liability	9,383
1,114,668

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(11,901)
(11,901)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to stockholders	(580,000)

NET CHANGE IN CASH AND CASH EQUIVALENTS	522,767

CASH AND CASH EQUIVALENTS
Beginning of year	1,872,757

End of year	$2,395,524

See accompanying notes.	5

ASIX INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Note 1 - Description of Business

Description of Business - ASIX Inc. (ASIX or the Company) is an IT consulting and software development firm which was formed in 1991. The Company has developed a software application, ASCEND®, which is a client/server-based assessment administration and property tax billing and collection system that is currently utilized in 16 counties in Washington, Oregon, Nevada, Colorado, Minnesota, Missouri and Illinois. The software serves the needs of local government property assessment, tax administration and treasury management offices.

The Company also provides professional services including installation, training, project management, and data conversion in connection with sales of its property tax software. In addition, the Company provides IT consulting services to private entities. The Company's headquarters are in Bellevue, Washington.

Note 2 - Subsequent Event

On February 1, 2006, all of the outstanding shares of ASIX were acquired by Manatron, Inc., a public company based in Kalamazoo, Michigan. The shares of Manatron, Inc. are traded on the NASDAQ exchange. Manatron paid total consideration of approximately $10.9 million to the owners of ASIX based on their proportional share of ownership of the Company, consisting of $4.2 million in cash, $3.8 million in notes payable and 436,500 shares of Manatron common stock.

In addition, Manatron is obligated to pay additional contingent consideration of up to $1 million if ASIX achieves certain financial performance targets during the period from February 1, 2006, through January 31, 2012.

As of February 1, 2006, all employees of ASIX became employees of Manatron.

Note 3 - Summary of Significant Accounting Policies

Revenue Recognition - The Company recognizes revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended, for transactions that fall within this guidance. The company generates revenue through four sources: (1) packaged software licenses, (2) customized software licenses, (3) maintenance and support agreements, and (4) professional services and consulting contracts.

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ASIX INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Note 3 - Summary of Significant Accounting Policies  (Continued)

Revenues for software licenses that do not require customization are recognized upon delivery of software if persuasive evidence of an arrangement exists, collection is probable, the fee is fixed or determinable, and vendor-specific objective evidence exists to allocate the total fee to the delivered elements of the arrangement. Vendor-specific objective evidence is based on the price charged when an element is sold separately.

For customized software licenses, the revenue is deferred until implementation and installation is complete and the product is accepted by the customer, provided all other revenue recognition criteria are met.

Revenues from maintenance services are recognized ratably over the term of the contract, typically one year, provided all other revenue recognition criteria are met.

For consulting contracts, the revenue is recorded on a time and materials basis as the services are provided. All consulting contracts are priced based on standard hourly rates. Revenue is recognized as the services are performed. Consulting revenues typically include assisting customers with installation and support of the software products. In addition, they include project management, integration with existing customer applications and related services performed on a time-and-materials basis under separate service arrangements. Training consists of fee based courses offered on a per attendee or a per group rate. Standard terms for renewal of maintenance contracts, consulting services and training call for payment within 30 to 45 days.

If an acceptance period is required, revenues are recognized upon the earlier of customer acceptance or the expiration of the acceptance period. The Company's agreements with its customers do not contain product return rights.

ASIX has established Vendor Specific Objective Evidence ("VSOE") of fair value for professional services and training services. In addition, the Company has established VSOE for maintenance related to its products. VSOE is based on the price charged when an element is sold separately or, in case of an element not yet sold separately, the price established by authorized management, if it is probable that the price, once established, will not change before market introduction.

Probability of collection is high based on the fact that the customer base is governmental agencies and the fees are approved by the customer before any software or services are performed.

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ASIX INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Note 3 - Summary of Significant Accounting Policies  (Continued)

Cash payments received or accounts receivable due in advance of revenue recognition are recorded as deferred revenue on the accompanying balance sheet.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

Accounts Receivable - Accounts receivable are stated at the amount management expects to collect. This assessment is based on management's evaluation of outstanding accounts receivable at the end of each period. Management establishes an allowance for doubtful accounts based on the credit risk of specific customers. Historically, the Company has not incurred any losses related to nonpayment from customers; therefore, the Company has elected not to set up an allowance as of December 31, 2005.

Property and Equipment - Property and equipment is stated at cost, less accumulated depreciation. Equipment and furniture is depreciated using the straight-line method over estimated useful lives ranging from three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

Valuation of Long-Lived Assets - The Company periodically evaluates the carrying value of its long-lived assets, including, but not limited to, property and equipment and other assets. The carrying value of a long-lived asset is considered impaired when the undiscounted net cash flow from such asset is estimated to be less than its carrying value. In circumstances where impairment is determined to exist, the Company will write the assets down to their estimated fair value based on either the present value of estimated expected future cash flows or the anticipated realizable market value.

Marketable Securities - Marketable securities are stated at fair value in accordance with FAS 115, Accounting for Marketable Securities. These investments are mutual funds. Based on the criteria in FAS 115, the marketable securities are categorized as available for sale with the change in fair value included in Other Comprehensive Income.

Research and Development- ASIX accounts for its software research and development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. During the year ended December 31, 2005, the company expensed all research and development costs, as those costs incurred from the technological feasibility date (defined as a working model) to the general release date were not material.

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ASIX INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Note 3 - Summary of Significant Accounting Policies  (Continued)

Concentration of Credit Risk - SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that are subject to credit risk consist primarily of cash and cash equivalents, marketable securities, and accounts receivable. ASIX maintains a significant portion of its cash balances with one financial institution in amounts that exceed federally insured levels.

The Company has many large clients. Most of the customers are governmental entities and the Company assesses each customer's financial condition prior to selling or entering into a project with the customer. The Company does not require collateral or other security to support credit sales however based on historical experience, there have not been any write offs in the last three years so the balances have been deemed collectible.

Three customers represent approximately 75% of the Accounts Receivable balance and 55% of revenue respectively.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the Unites States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates used in preparing the financial statements relate to areas such as (i) revenue recognition, (ii) provision for bad debt, (iii) useful lives for property and equipment and intangibles, and (iv) accrued liabilities.

Financial Instruments - At December 31, 2005, ASIX had the following financial instruments: cash and cash equivalents, marketable securities, accounts receivable, accounts payable, and accrued liabilities. The carrying value of cash and cash equivalents, marketable securities, receivables, payables and accrued liabilities approximates fair value based on the liquidity of these financial instruments or based on their short-term nature.

Income Taxes - The Company is an S-Corporation. As such, the income and resulting tax for ASIX is included on the individual shareholder returns and there are not any current or deferred taxes recorded on the financial statements. The Company does operate in various states and incurs related state taxes for the sales made in these states.

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ASIX INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Note 3 - Summary of Significant Accounting Policies  (Continued)

Other Comprehensive Income - SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in the financial statements. The only item of other comprehensive income (loss) which is currently reported is the unrealized gains and losses on marketable securities.

Recent Accounting Pronouncements - In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS 123(R)"), that requires companies to expense the value of the employee stock options, discounts on employee stock purchase plans and similar awards. Under SFAS 123(R), share-based payment awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest. SFAS 123(R) applies to all outstanding and unvested share-based payment awards at the adoption date. Currently the Company does not have a stock option plan or any other type of equity compensation for its employees, however if a stock option plan was established on or after January 1, 2006, the company would need to adopt SFAS 123(R). Currently the company does not plan on granting share-based compensation to its employees thus has assessed the impact of this statement as immaterial.

Note 4 - Investments in Marketable Securities

The Company's marketable securities are accounted for under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS 115, all of the Company's marketable securities are defined as available-for-sale securities and, accordingly, they are accounted for at fair value with any unrealized gains and losses reported in stockholders' equity as other comprehensive income. Realized net gains and losses on sales and maturities of marketable securities are included in the consolidated statement of income as other income. Additionally, marketable securities having maturities of 90 days or less are classified as cash and cash equivalents, and those having maturities greater than 90 days are classified as short-term investments. As of December 31, 2005, the company's total marketable securities were $293,000 of which $103,023 were classified as long-term investments. The company did not purchase or sell any additional marketable securities during 2005.

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ASIX INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Note 5 - Property and Equipment

Property and equipment consists of the following at December 31, 2005:
Computer equipment and software	$385,611
Office furniture and equipment	45,587
431,198
Less accumulated depreciation	(381,198)
$50,000

Depreciation expense on fixed assets was $62,236 for the year ended December 31, 2005. As noted in Note 3, the Company periodically evaluates the carrying value of its long-lived assets, including but not limited to fixed assets and other assets. Based on this evaluation, the company recorded an impairment charge of $33,188 during the year ended December 31, 2005.

Note 6 - Royalty Agreements

During 2005, ASIX entered into an agreement with a consulting firm whereby ASIX would be a subcontractor and assist the consulting firm in developing and installing a more advanced property tax system for a governmental entity ("the customer").

As a result of this contract, ASIX received $1,000,000 for the use of its existing intellectual property, specifically the pre-existing software and documentation. In addition, the customer committed to approximately $1,300,000 for consulting services. The existing intellectual property was used as a platform for the customer project.

The revenue for the existing intellectual property was recorded upon delivery and acceptance by the customer at the commencement of the contract. The revenue for consulting services has been recognized on a time and materials basis as the services have been performed.

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ASIX INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Note 6 - Royalty Agreements  (Continued)

In addition, the consulting firm provided ASIX with all of the ownership rights for custom software developed over the term of this contract. ASIX agreed to pay the consulting firm royalty payments of ten percent (10%) of the license fees paid or payable by certain customers for the subsequent licensing of the Custom Software by ASIX or its affiliates or resellers until such royalty payments total $1,000,000. Based on the contract, if the total of the royalties do not equal $1,000,000, at the time of acceptance, then ASIX shall pay the consulting firm an accelerated royalty of the lesser of $500,000 or $1,000,000 less the previously paid royalties. As a result of the above, ASIX has recorded $500,000 for the minimum payment that will need to be paid on the contract. As the project completion date is estimated to be greater than one year, the royalty payable has been recorded as a long-term liability.

In conjunction with the contract, the consulting firm has held a portion of each invoice paid to ASIX as a retainer. This amount has been classified as a retainer receivable on the balance sheet.

Note 7 - Commitments and Contingencies

The Company has non-cancelable operating leases for its various facilities and certain office and other equipment. The future minimum commitments under its non-cancelable operating lease arrangements, exclusive of operating costs are as follows for the years ending December 31:
2006	$296,117
2007	299,396
2008	24,971
$620,484

Rent expense under the Company's operating leases was approximately $294,000 for the year ended December 31, 2005.

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ASIX INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Note 8 - Stockholders' Equity

The Company is an S-Corporation and has seven owners. There were not any changes of ownership during the year ended December 31, 2005. Dividends are paid as declared by the company to the individuals based on the percentage of ownership. As described in Note 2, subsequent to December 31, 2005 all shares of ASIX were purchased by Manatron.

Note 9 - 401(k) Retirement Plan

The Company sponsors a 401(K) plan that is available to all employees. Eligible employees may elect to contribute up to 15% of their pre-tax gross earnings, subject to statutory limitations regarding maximum contributions. The Company matches 25% of employees' contributions up to $1,800 per year.

Note 10 - Segment Information

Statement of Financial Accounting Standards ("SFAS") No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments in annual financial statements. It also establishes standards for related disclosures about products, services, geographical areas and major customers. Management reviews their financial statements on a monthly basis and believes that their operations are in one segment.

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